EXHIBIT 99.1

This Statement on Form 4 is filed jointly by the Reporting Persons listed below. The principal business address of each of these Reporting Persons can be found on the Form 4 filed herewith.

Name of Designated Filer: Crestview Partners IV GP, L.P.

Date of Event Requiring Statement: March 1, 2025

Issuer Name and Ticker or Trading Symbol: Pursuit Attractions & Hospitality, Inc. [PRSU]

Crestview Partners IV GP, L.P.

By:	Crestview LLC, its general partner

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW IV VC TE HOLDINGS, LLC

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW IV VC HOLDINGS, L.P.

By:	Crestview IV VC Holdings GP, LLC, its general partner

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW IV VC CI HOLDINGS, L.P.

By:	Crestview IV VC CI GP, LLC, its general partner

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

CRESTVIEW ADVISORS, L.L.C.

By:	/s/ Poojitha Mantha
Name: Poojitha Mantha
Title: Chief Compliance Officer

BRIAN P. CASSIDY

By:	/s/ Poojitha Mantha, Attorney-in-Fact